Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Headwaters Incorporated

South Jordan, Utah

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated November 19, 2010, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

We also consent to the reference to us under the caption “Experts” in this Registration Statement on Form S-4.

/s/ BDO USA, LLP

Costa Mesa, CA

May 6, 2011